SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 23, 1998


                                 Medtronic, Inc.
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)



         1-7707                                         41-0793183
(Commission File Number)                               (IRS Employer
                                                     Identification No.)


                            7000 Central Avenue N.E.
                        Minneapolis, Minnesota 55432-3576
              (Address of Principal Executive Offices and Zip Code)


                                 (612) 574-4000
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.           Other Events.

On September 23, 1998, Medtronic, Inc. closed on its public offering of 12,500,000 shares of Common Stock at a price to the public of $56.75 per share. The net proceeds from the offering of approximately $692 million will be used by Medtronic for general corporate purposes, including acquisitions. The offering was made pursuant to a shelf registration statement filed with the SEC.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    MEDTRONIC, INC.



                                                    By /s/ Robert L. Ryan
Date:  September 23, 1998                             Robert L. Ryan
                                                      Senior Vice President and
                                                      Chief Financial Officer